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                                                                   EXHIBIT 10.05

                                  BILL OF SALE



KNOW ALL MEN BY THESE PRESENTS:


          That effective as of the close of business on March 31, 1997, Cyber Depot, Inc., a California corporation ("GRANTOR"), for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby grants, sells, transfers and assigns to The Shoppers' Source. A California corporation ("GRANTEE"), Newport Beach, California, certain assets of Grantor, tangible and intangible as hereinafter described:

          All of Grantor's right, title and interest in and to the hardware, software, customers lists, vendors lists and all other property in connection with a retail sales operation through the Internet.

          To Have and To Hold the same unto GRANTEE, its successors and assigns, forever.

          This instrument shall be binding upon GRANTOR, its successors and assigns for the uses and purposes above set forth and referred to, effective immediately upon its delivery to GRANTEE.

          IN WITNESS WHEREOF, GRANTOR has caused this instrument to be executed by its officer thereunto duly authorized and to be delivered at Newport Beach, California on March 31, 1997.



                                              Cyber Depot, Inc.




                                              By  /s/ Robert J. McNulty
                                                -------------------------